Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-191487) of Actavis plc of our report dated December 16, 2013 relating to the financial statements of Aptalis Holdings, Inc., which is incorporated by reference in Actavis plc’s Current Report on Form 8-K dated March 25, 2014.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

March 24, 2014